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	Exhibit 5: Operating Results by Business Unit and Country in Ch$ millions
	(Twelve Months Ended December-04)

	Year to Date 2003							Year to Date 2004

	Chile	Peru				Interco	Copper rod	Chile	Peru				Interco	Copper rod
Volume
Tons (Thrid parties)	10,424	2,123	0	0	0	0	12,547	9,282	4,354	0	0	0	0	13,636
Tons (Intercompany)	5,476	7,262	0	0	0	(12,738)	0	5,125	7,354	0	0	0	(12,479)	0
Tons (Total)	15,900	9,385	0	0	0	(12,738)	12,547	14,407	11,708	0	0	0	(12,479)	13,636

Ch$ million
Revenues (Thrid parties)	13,800	2,503	0	0	0	0	16,303	17,211	7,221	0	0	0	0	24,432
Revenues (Intercompany)	7,230	8,215	0	0	0	(15,445)	0	9,641	12,703	0	0	0	(22,344)	0
Total revenues	21,030	10,718	0	0	0	(15,445)	16,303	26,852	19,924	0	0	0	(22,344)	24,432
COGS	(20,694)	(10,679)	0	0	0	15,332	(16,041)	(25,566)	(18,940)	0	0	0	22,081	(22,425)
Gross Income	336	39	0	0	0	(113)	262	1,286	984	0	0	0	(263)	2,007
Gross Margin	1.6%	0.4%			####		1.6%	4.8%	4.9%			#####		8.2%
SG&A	0	(151)	0	0	0	98	(53)	0	(163)	0	0	0	82	(81)
Operating Income	336	(112)	0	0	0	(15)	209	1,286	821	0	0	0	(181)	1,926
Operating Margin	1.6%	-1.0%			####		1.3%	4.8%	4.1%			#####		7.9%
EBITDA	336	(110)	0	0	0	(20)	206	1,286	822	0	0	0	(181)	1,927

	Chile	Brazil	Optical Fiber	Argentina	Peru	Interco	Wire and Cable	Chile	Brazil	Optical Fiber	Argentina	Peru	Interco	Wire and Cable
Volume
Tons (Thrid parties)	6,511	25,096	0	1,041	8,728	0	41,376	9,134	27,748	0	1,989	10,359	0	49,230
Tons (Intercompany)	439	1,840	0	98	88	(2,465)	0	39	2,077	0	0	130	(2,246)	0
Tons (Total)	6,950	26,936	0	1,139	8,816	(2,465)	41,376	9,173	29,825	0	1,989	10,489	(2,246)	49,230
Kms.	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Ch$ million
Revenues (Thrid parties)	19,669	52,317	0	2,085	22,914	0	96,985	31,689	71,913	0	4,634	33,603	0	141,839
Revenues (Intercompany)	1,729	3,073	0	152	131	(5,085)	0	1,415	5,035	0	46	239	(6,735)	0
Total revenues	21,398	55,390	0	2,237	23,045	(5,085)	96,985	33,104	76,948	0	4,680	33,842	(6,735)	141,839
COGS	(19,988)	(51,295)	0	(1,935)	(19,715)	4,806	(88,127)	(28,377)	(67,584)	0	(4,201)	(27,925)	6,424	(121,663)
Gross Income	1,410	4,095	0	302	3,330	(279)	8,858	4,727	9,364	0	479	5,917	(311)	20,176
Gross Margin	6.6%	7.4%		13.5%	14.4%		9.1%	14.3%	12.2%		10.2%	17.5%		14.2%
SG&A	(2,108)	(4,394)	0	(376)	(1,849)	(1,389)	(10,116)	(1,948)	(5,979)	0	(323)	(1,990)	(1,367)	(11,607)
Operating Income	(698)	(299)	0	(74)	1,481	(1,668)	(1,258)	2,779	3,385	0	156	3,927	(1,678)	8,569
Operating Margin	-3.3%	-0.5%		-3.3%	6.4%		-1.3%	8.4%	4.4%		3.3%	11.6%		6.0%
EBITDA	941	3,213	0	(75)	2,457	(1,781)	4,755	4,285	6,607	0	155	4,845	(1,791)	14,101

	Chile	Argentina	Coin	-	-	Interco	Brass Mills	Chile	Argentina	Coin	-	-	Interco	Brass Mills
Tons (Thrid parties)	25,109	2,266	2,985			0	30,360	28,340	2,531	2,448			0	33,319
Tons (Intercompany)	2,342	0	174			(2,516)	0	2,628	371	55			(3,054)	0
Tons (Total)	27,451	2,266	3,159			(2,516)	30,360	30,968	2,902	2,503			(3,054)	33,319

Ch$ million
Revenues (Thrid parties)	46,479	4,133	6,970			0	57,582	70,697	5,759	7,570			0	84,026
Revenues (Intercompany)	5,878	16	372			(6,266)	0	8,481	835	869			(10,185)	0
Total revenues	52,357	4,149	7,342			(6,266)	57,582	79,178	6,594	8,439			(10,185)	84,026
COGS	(46,308)	(3,677)	(7,645)			6,146	(51,484)	(68,295)	(5,636)	(8,205)			9,951	(72,185)
Gross Income	6,049	472	(303)			(120)	6,098	10,883	958	234			(234)	11,841
Gross Margin	11.6%	11.4%	-4.1%				10.6%	13.7%	14.5%	2.8%				14.1%
SG&A	(2,881)	(550)	(829)			(352)	(4,612)	(2,155)	(551)	(593)			(384)	(3,683)
Operating Income	3,168	(78)	(1,132)			(472)	1,486	8,728	407	(359)			(618)	8,158
Operating Margin	6.1%	-1.9%	-15.4%				2.6%	11.0%	6.2%	-4.3%				9.7%
EBITDA	5,235	(33)	(490)			(664)	4,048	10,752	606	182			(909)	10,631

	Chile	Argentina	-	-	-	Interco	Flexible Packaging	Chile	Argentina	-	-	-	Interco	Flexible Packaging
Tons (Thrid parties)	10,934	3,887				0	14,821	11,816	4,545				0	16,361
Tons (Intercompany)	0	0				0	0	0	0				0	0
Tons (Total)	10,934	3,887				0	14,821	11,816	4,545				0	16,361

Ch$ million
Revenues (Thrid parties)	32,248	10,537				(4)	42,781	33,392	11,726				(1)	45,117
Revenues (Intercompany)	0	0				0	0	0	0				0	0
Total revenues	32,248	10,537				(4)	42,781	33,392	11,726				(1)	45,117
COGS	(27,054)	(8,994)				4	(36,044)	(28,327)	(10,113)				0	(38,440)
Gross Income	5,194	1,543				0	6,737	5,065	1,613				(1)	6,677
Gross Margin	16.1%	14.6%					15.7%	15.2%	13.8%					14.8%
SG&A	(2,244)	(706)				(448)	(3,398)	(2,395)	(674)				(421)	(3,490)
Operating Income	2,950	837				(448)	3,339	2,670	939				(422)	3,187
Operating Margin	9.1%	7.9%					7.8%	8.0%	8.0%					7.1%
EBITDA	4,146	1,788				(446)	5,488	3,953	1,771				(418)	5,306

							Aluminum Profiles							Aluminum Profiles
Tons (Thrid parties)							10,211							10,653
Tons (Intercompany)							0							0
Tons (Total)							10,211							10,653

Ch$ million
Revenues (Thrid parties)							29,957							28,621
Revenues (Intercompany)							0							0
Total revenues							29,957							28,621
COGS							(21,952)							(21,908)
Gross Income							8,005							6,713
Gross Margin							26.7%							23.5%
SG&A							(4,137)							(3,377)
Operating Income							3,868							3,336
Operating Margin							12.9%							11.7%
EBITDA							4,495							3,995

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